Exhibit 99.1

Cvent Announces Third Quarter 2016 Financial Results
TYSONS CORNER, Va - November 2, 2016 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management company, today announced its financial results for the third quarter ended September 30, 2016.

Reggie Aggarwal, founder and chief executive officer of Cvent, said, “Third quarter revenue was $56.7 million, up 17.1% from a year ago and 22.3% after excluding the divested CrowdTorch business. We are extremely pleased with our operational performance as evidenced by our year-to-date free cash flow, which has grown to over $31 million. We continue to work towards closing the Vista Equity Partners acquisition and anticipate the transaction will be completed in the fourth quarter.”
Third Quarter 2016 Financial Highlights
Revenue

•	Total revenue was $56.7 million, an increase of 17.1% from the comparable period in 2015.

•	Event Cloud revenue was $39.6 million, an increase of 17.2% from the comparable period in 2015.

•	Hospitality Cloud revenue was $17.1 million, an increase of 16.9% from the comparable period in 2015.
Operating (Loss) Income

•	GAAP operating loss was $(4.9) million, compared to income of $0.1 million in the comparable period in 2015.

•	Non-GAAP operating income was $4.8 million, compared to $5.1 million in the comparable period in 2015.
Net (Loss) Income

•
GAAP net loss was $(5.6) million, compared to income of $0.8 million for the comparable period in 2015. GAAP net loss per share was $(0.13), based on 42.4 million basic and diluted weighted average common shares outstanding, compared to income of $0.02 per diluted share for the comparable period in 2015, based on 43.5 million diluted weighted average common shares outstanding.

•
Non-GAAP net income was $4.2 million, compared to $5.9 million in the comparable period in 2015. Non-GAAP net income per diluted share was $0.09, based on 44.2 million diluted weighted average common shares outstanding, compared to $0.13 for the comparable period in 2015, based on 43.5 million diluted weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $11.7 million, representing an adjusted EBITDA margin of 20.6%, compared to $10.6 million, or an adjusted EBITDA margin of 21.8% in the comparable period in 2015.
Recent Business Highlights

•
Signed new enterprise solutions customers across the US and internationally, including a Fortune 20 technology company, a Forbes 200 cosmetics company, and a Forbes 2000 social networking service, as well as expansions or renewals with the U.S. Department of the Treasury, 3M, Genentech, and a Fortune 50 insurance company.

•
Attracted new mid-market event management customers including Rutgers University Foundation, Sheetz, and SPS Commerce, and renewed or expanded agreements with American Institute of CPA's, American Petroleum Institute, and Marketo.

•
Experienced continued adoption of mobile app technology with new customers including Ferguson Enterprises and Hewlett Packard India Private Limited. Organizations that renewed or expanded relationships include Avnet, Mercedes-Benz Financial Services USA, and the National Science Teachers Association.

•
Added new Hospitality Cloud customers such as the Brussels Convention Bureau, Bangkok Marriott Marquis Queen's Park and W Las Vegas, and signed renewals or expansions with customers such as MGM Resorts International, Mohegan Sun, Rosewood Hotels and other top hotel chains.

•
On September 12, 2016, Cvent and the Vista Funds (the "parties") entered into a timing agreement with the U.S. Department of Justice under which the parties agreed (i) to substantially comply with the Second Request on a planned schedule and (ii) not to consummate the Merger until 60 days after the parties substantially comply with the Second Request. The parties substantially complied with the Second Request on September 23, 2016 and therefore cannot consummate the Merger before November 22, 2016. The parties expect the Merger to be completed in the fourth quarter of this year.

•
On October 17, 2016, Vista and Cvent mutually agreed to extend the termination date specified in the Merger Agreement until April 17, 2017. No other provisions of the Merger Agreement were otherwise amended or waived, and the Merger Agreement remains in full force and effect.

Business Outlook
Given Cvent's entry into an agreement and plan of merger with Vista on April 17, 2016, the Company will not provide outlook for its fourth quarter 2016 financial results. The Company's previously issued financial guidance for full year 2016 should no longer be relied upon.
Conference Call Information
Given Cvent's entry into an agreement and plan of merger with Vista on April 17, 2016, the Company will not be hosting a conference call to discuss its third quarter 2016 financial results.
About Cvent, Inc.
Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management company, with approximately 16,000 customers and 2,000 employees worldwide. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hoteliers with an integrated platform, enabling properties to increase group business demand through targeted advertising and improve conversion through proprietary demand management and business intelligence solutions. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events. For more information, please visit www.cvent.com, or connect with us on Facebook, Twitter or LinkedIn.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), adjusted EBITDA, non-GAAP net income, non-GAAP net income per share and revenue without CrowdTorch.
We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Cvent excludes one or more of the following items, on a non-tax affected basis due to the Company's tax position, from these non-GAAP financial measures:
Interest income. Cvent excludes this income from certain non-GAAP financial measures primarily because it is not considered a part of ongoing operating results.
Other expense. Cvent excludes this expense from certain non-GAAP financial measures primarily because it is not considered a part of ongoing operating results.
Provision for (benefit from) income taxes. Cvent excludes this expense (benefit) from certain non-GAAP financial measures primarily because of the volatility in the amount of expense (benefit) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.
Excess tax benefits from stock-based compensation. For the nine months ended September 30, 2015, Cvent’s non-GAAP financial measures excluded previously recognized excess tax benefits from stock-based compensation from which Cvent could not benefit from. Excluding these non-cash amounts improves the comparability of the performance of the business across periods, and to the results of other companies in our industry, which may have their own unique histories associated with stock-based compensation.
Depreciation and amortization. In accordance with GAAP, our expenses, including cost of revenue and operating expenses, include depreciation and amortization, which consists of depreciation of property, plant and equipment, amortization of capitalized software development costs and amortization of intangible assets. Cvent excludes these expenses from certain of its non-GAAP financial measures primarily because they are non-cash expenses in the current period that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with depreciation and amortization.
Loss (gain) on asset disposition. Cvent’s non-GAAP financial measures exclude gains and losses on asset dispositions. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash charges that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with divested businesses.
Costs related to pending merger with Vista. Cvent’s non-GAAP financial measures exclude expenses incurred in relation to the pending merger with Vista. These costs include legal fees, economist fees, data room fees, SEC filing and related special meeting fees and data collection consulting fees incurred in conjunction with completing the acquisition by Vista. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry.
Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and restricted stock units. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.

Losses (gains) from foreign currency transactions. Cvent’s non-GAAP financial measures exclude these gains and losses primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the gains and losses associated with remeasuring our India financial statements, are recognized through our Consolidated Statements of Operations and Comprehensive (Loss) Income instead of through our Consolidated Balance Sheets, where translation gains and losses from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar gains and losses through their Consolidated Balance Sheets.
Costs related to acquisitions. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment for earnouts to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the contractual deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. Additionally, Cvent’s non-GAAP financial measures exclude costs related to performing due diligence, drafting and negotiating definitive agreements, valuation, earn-out payments, retention payments and severance or other acquisition-related activities. The exclusion of these expenses facilitates the comparison of post-acquisition operating results to the results of other companies in our industry, which have their own unique acquisition histories.
CrowdTorch revenue. Cvent disposed of its ticketing business in December 2015 and the related mobile business in January 2016, which are collectively referred to as "CrowdTorch." Cvent excludes revenue from CrowdTorch from certain non-GAAP financial measures because excluding this amount improves comparability of the performance of the business across periods, and to the results of other companies in our industry.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the timing of the pending merger with Papay Merger Sub, Inc., an affiliate of Vista Equity Partners; our momentum, progress and market share; statements regarding our preliminary unaudited revenue, net (loss) income and profitability margins for Cvent’s third quarter ended September 30, 2016; and statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the effect of any material weakness in the design and operating effectiveness of our internal control over financial reporting and ineffective disclosure controls and procedures; our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; our ability to prevent or mitigate any disruption in our service on our websites, mobile applications or in our computer systems; our ability to integrate our acquisitions; our ability to attract, retain and motivate key personnel; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Contact:
Garo Toomajanian
ICR
ir@cvent.com
703-226-3610

Cvent, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	9/30/2016	12/31/2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$169,065	$118,662
Restricted cash	—	378
Short-term investments	9,975	26,799
Accounts receivable, net of reserve of $363 and $248, respectively	29,090	30,483
Prepaid expense and other current assets	12,395	17,175
Total current assets	220,525	193,497
Property and equipment, net	21,388	24,416
Capitalized software development costs, net	29,974	24,039
Intangible assets, net	13,886	17,055
Goodwill	38,900	38,940
Other assets, non-current, net	4,987	3,653
Total assets	$329,660	$301,600
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,878	$1,692
Accrued expenses and other current liabilities	37,529	29,241
Deferred revenue	88,625	77,524
Total current liabilities	129,032	108,457
Deferred tax liabilities, non-current	2,483	2,347
Deferred rent, non-current	11,666	11,527
Other liabilities, non-current	7,906	4,988
Total liabilities	151,087	127,319
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized at September 30, 2016 and December 31, 2015; zero issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized at September 30, 2016 and December 31, 2015; 43,034,955 and 42,523,229 shares issued and 42,514,741 and 42,003,015 outstanding at September 30, 2016 and December 31, 2015, respectively	43	43
Treasury stock	(3,966)	(3,966)
Additional paid-in capital, as adjusted (2015)	237,288	219,914
Accumulated other comprehensive loss	(913)	(274)
Accumulated deficit, as adjusted (2015)	(53,879)	(41,436)
Total stockholders’ equity	178,573	174,281
Total liabilities and stockholders’ equity	$329,660	$301,600

Cvent, Inc.
Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$56,668	$48,379	$168,605	$136,808
Cost of revenue[1]	16,615	14,725	47,911	43,659
Gross profit	40,053	33,654	120,694	93,149
Operating expenses:
Sales and marketing[1]	19,554	17,841	64,120	58,644
Research and development[1]	12,196	5,424	34,314	15,338
General and administrative[1]	12,727	8,181	31,430	24,698
Intangible asset amortization, excluding cost of revenue	737	680	2,210	1,492
(Gains) losses from foreign currency transactions	(253)	1,467	(344)	2,300
Total operating expenses	44,961	33,593	131,730	102,472
(Loss) income from operations	(4,908)	61	(11,036)	(9,323)
Interest income	209	679	1,167	1,800
Other expense	—	—	—	(426)
(Loss) income before income taxes	(4,699)	740	(9,869)	(7,949)
Provision for (benefit from) income taxes	879	(41)	2,574	(703)
Net (loss) income	$(5,578)	$781	$(12,443)	$(7,246)
Net (loss) income per common share:
Basic	$(0.13)	$0.02	$(0.29)	$(0.17)
Diluted	$(0.13)	$0.02	$(0.29)	$(0.17)
Weighted average common shares outstanding—basic	42,411,871	41,723,667	42,239,081	41,512,189
Weighted average common shares outstanding—diluted	42,411,871	43,481,392	42,239,081	41,512,189
Other comprehensive (loss) income:
Foreign currency translation loss	(173)	(87)	(639)	(36)
Comprehensive (loss) income	$(5,751)	$694	$(13,082)	$(7,282)

[1]Stock-based compensation expense included in the above:
Cost of revenue	$514	$533	$1,487	$1,506
Sales and marketing	1,546	950	4,493	3,085
Research and development	1,559	835	4,246	2,309
General and administrative	1,073	533	3,009	1,506
Total	$4,692	$2,851	$13,235	$8,406

Cvent, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities:
Net loss	$(12,443)	$(7,246)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,149	14,229
Loss on asset disposal	—	436
Foreign currency transaction gain	17	27
Stock-based compensation expense	13,235	8,406
Deferred taxes	56	(2,851)
Change in operating assets and liabilities:
Accounts receivable, net	1,086	22,599
Prepaid expenses and other assets	3,810	(4,331)
Accounts payable, accrued expenses and other liabilities	13,427	3,755
Deferred revenue	12,466	(9,585)
Net cash provided by operating activities	50,803	25,439
Investing activities:
Purchase of property and equipment	(3,220)	(3,973)
Capitalized software development costs	(16,239)	(15,278)
Net maturities (purchases) of short-term investments	16,824	(8,367)
Acquisition and acquisition-related consideration payments	(1,063)	(19,259)
Restricted cash	378	15
Net cash used in investing activities	(3,320)	(46,862)
Financing activities:
Proceeds from exercise of stock options	4,139	1,663
Excess tax benefits from stock-based compensation	—	2,514
Net cash provided by financing activities	4,139	4,177
Effect of exchange rate changes on cash and cash equivalents	(1,219)	(124)
Change in cash and cash equivalents	50,403	(17,370)
Cash and cash equivalents, beginning of period	118,662	144,544
Cash and cash equivalents, end of period	$169,065	$127,174
Supplemental cash flow information:
Income tax (refund received) paid	$(3,883)	$568
Supplemental disclosure of noncash investing activities:
Outstanding payments for purchase of property and equipment in accounts payable at period end	$350	$322

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Cost of revenue	$16,615	$14,725	$47,911	$43,659
Adjustments
Stock-based compensation expense	(514)	(533)	(1,487)	(1,506)
Costs related to acquisitions	—	(17)	(99)	(107)
Non-GAAP cost of revenue	$16,101	$14,175	$46,325	$42,046

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Sales and marketing	$19,554	$17,841	$64,120	$58,644
Adjustments
Stock-based compensation expense	(1,546)	(950)	(4,493)	(3,085)
Costs related to acquisitions	—	(130)	(547)	(272)
Non-GAAP sales and marketing	$18,008	$16,761	$59,080	$55,287

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Research and development	$12,196	$5,424	$34,314	$15,338
Adjustments
Stock-based compensation expense	(1,559)	(835)	(4,246)	(2,309)
Costs related to acquisitions	(10)	(104)	(480)	(180)
Non-GAAP research and development	$10,627	$4,485	$29,588	$12,849

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
General and administrative	$12,727	$8,181	$31,430	$24,698
Adjustments
Stock-based compensation expense	(1,073)	(533)	(3,009)	(1,506)
Costs related to pending merger with Vista	(4,731)	—	(6,040)	—
Costs related to acquisitions	(479)	(510)	(1,435)	(2,196)
(Loss) gain on asset disposition	(98)	—	9	—
Non-GAAP general and administrative	$6,346	$7,138	$20,955	$20,996

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share amounts and share counts)
(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net (loss) income	$(5,578)	$781	$(12,443)	$(7,246)
Adjustments
Interest income	(209)	(679)	(1,167)	(1,800)
Provision for (benefit from) for income taxes	879	(41)	2,574	(703)
Depreciation and amortization expense	6,847	5,416	19,149	14,229
Other expense	—	—	—	426
Stock-based compensation expense	4,692	2,851	13,235	8,406
(Gains) losses from foreign currency transactions	(253)	1,467	(344)	2,300
Costs related to pending merger with Vista	4,731	—	6,040	—
Costs related to acquisitions	489	761	2,561	2,755
Loss (gain) on asset disposition	98	—	(9)	—
Adjusted EBITDA	$11,696	$10,556	$29,596	$18,367

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP operating (loss) income	$(4,908)	$61	$(11,036)	$(9,323)
Adjustments
Stock-based compensation expense	4,692	2,851	13,235	8,406
(Gains) losses from foreign currency transactions	(253)	1,467	(344)	2,300
Costs related to pending merger with Vista	4,731	—	6,040	—
Costs related to acquisitions	489	761	2,561	2,755
Loss (gain) on asset disposition	98	—	(9)	—
Non-GAAP operating income	$4,849	$5,140	$10,447	$4,138

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP net (loss) income	$(5,578)	$781	$(12,443)	$(7,246)
Adjustments
Stock-based compensation expense	4,692	2,851	13,235	8,406
(Gains) losses from foreign currency transactions	(253)	1,467	(344)	2,300
Costs related to pending merger with Vista	4,731	—	6,040	—
Costs related to acquisitions	489	761	2,561	2,755
Loss (gain) on asset disposition	98	—	(9)	—
Excess tax benefits from stock-based compensation	—	—	—	1,978
Non-GAAP net income	$4,179	$5,860	$9,040	$8,193
Non-GAAP diluted weighted average common shares outstanding	44,239,580	43,481,392	43,925,253	43,358,118
GAAP diluted weighted average common shares outstanding	42,411,871	43,481,392	42,239,081	41,512,189
Non-GAAP net income per diluted share	$0.09	$0.13	$0.21	$0.19
GAAP net (loss) income per diluted share	$(0.13)	$0.02	$(0.29)	$(0.17)

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except growth rates)
(Unaudited)

	Three Months Ended September 30,
	2016	2015	Growth Rate
GAAP revenue	$56,668	$48,379	17.1%
CrowdTorch revenue	—	(2,062)
Revenue without CrowdTorch	$56,668	$46,317	22.3%